Exhibit 99.1

Destination XL Group, Inc. Reports Holiday Sales Results

Updates 2022 Full Year Sales Guidance to Upper Half of Range and Announces New Exclusive Merchandise Brands

CANTON, Mass., January 9, 2023 – Destination XL Group, Inc. (NASDAQ: DXLG), the leading integrated commerce retailer of Big + Tall men’s clothing and shoes, today announced the following results for the 9-week holiday sales period ended December 31, 2022 (unaudited):

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Total sales were $111.7 million compared to $106.6 million for the 9-week holiday sales period ended January 1, 2022.
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Comparable sales for the same 9-week holiday period increased 7.5%, with a comparable sales increase of 8.9% from stores and 4.9% from the direct business.

Based on the holiday sales and expectations for the remainder of the fourth quarter, the Company is updating its guidance toward the upper half of its sales range for fiscal 2022 as follows:

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Total sales for fiscal 2022 are expected to be $540.0 million to $545.0 million, or the upper half of its previous guidance of $535.0 million to $545.0 million.
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Adjusted EBITDA margin of 12.5% to 13.5%, unchanged from previous guidance. Adjusted EBITDA margin is a non-GAAP financial measure. (1)

“We are pleased with our sales results during this nine-week holiday period which we believe demonstrates the power of the brand’s transformational repositioning resonating with Big + Tall men. Both our stores and our direct business performed well this holiday season and we were able to drive our sales at regular price, only deploying promotions to address customer file and inventory opportunities. Today we are updating our sales guidance toward the upper half of the range for fiscal 2022,” said Harvey Kanter, President and Chief Executive Officer.

“I am also pleased to announce that DXL will be launching two new national merchandise brands that will be exclusive to DXL in Big + Tall sizes. Life is Good and Original Penguin Golf will be available both on our website and in selected stores starting in the Spring 2023 season. At DXL, Big + Tall is all we do and we trade on the belief that we offer superior fit, assortment, and experience to him. We believe this leads to a relationship with our customers that is built on respect, trust, and belonging. We exist to provide the Big + Tall man with the freedom to choose his own style, to wear what he wants to wear. Both of these brands will further enhance our exclusive assortment,” Kanter concluded.

The Company plans to report its actual fourth-quarter and fiscal 2022 financial results on March 16, 2023, when management also will conduct its quarterly conference call to discuss its results. The earnings call will be hosted by Harvey Kanter, President and Chief Executive Officer, and Peter Stratton, Executive Vice President, Chief Financial Officer, and Treasurer.

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(1) The Company has not provided guidance for net income, the most directly comparable GAAP measure to adjusted EBITDA margin. To do so would require unreasonable efforts at this time to estimate and quantify, with a reasonable degree of certainty, various necessary GAAP components, specifically those related to tax items, that are reconciling items between net income and EBITDA. However, such tax items could have a material impact on the amount of the directly comparable net income GAAP measure and may differ significantly from non-GAAP adjusted EBITDA margin. See also “Non-GAAP Measures” below.

2023 ICR Conference

Destination XL Group, Inc. will participate in the 2023 ICR Conference to be held at the JW Marriott Orlando Grande Lakes in Orlando, Florida on January 9-11, 2023. Management is scheduled to present on Monday, January 9, 2023. The presentation will be hosted by Harvey Kanter, President and Chief Executive Officer, and John Cooney, Senior Vice President, Chief Accounting Officer & Corporate Controller. An audio of the presentation will be webcast live at 8:30 a.m. on January 9, 2023 at https://wsw.com/webcast/icr8/dxlg/1603210 and available for replay in the Investor Relations section of Destination XL's website at investor.destinationxl.com.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains a projection for adjusted EBITDA margin for fiscal 2022, a non-GAAP measure. The presentation of this non-GAAP measure is not in accordance with GAAP and should not be considered superior to or as a substitute for net income, or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate non-GAAP financial measures in the same manner and, accordingly, this non-GAAP measure presented in this release may not be comparable to similar measures used by other companies. The Company believes the inclusion of this non-GAAP measure help investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that it is useful as an additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements.

Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization and adjusted for asset impairment charges. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total sales. The Company believes that providing adjusted EBITDA margin is useful to investors to evaluate the Company’s performance and are key metrics to measure profitability and economic productivity.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that delivers a Big + Tall shopping experience that fits -- fits his body, fits his style, fits his life. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores and Casual Male XL retail and outlet stores throughout the United States, and a digital commerce website, DXL.com, and mobile app which offer a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts, and its common stock is listed on the Nasdaq Global Market under the symbol "DXLG." For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding our guidance for fiscal 2022, including expected sales and adjusted EBITDA margin, and the expected timing of the release of its financial results for the fourth quarter and fiscal year 2022. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 17, 2022, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to: the global COVID-19 pandemic and its impact on the Company’s results of operations; the impact of rising inflation and the Russian invasion on Ukraine on the global economy; supply chain challenges due to ongoing global supply chain disruption; potential labor shortages; and the Company’s ability to execute on its digital and store strategy and ability to grow its market share, predict customer tastes and fashion trends, forecast sales growth trends and compete successfully in the United States men’s big and tall apparel market.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.